Exhibit 23.1

KPMG LLP Suite 1400 55 Second Street San Francisco, CA 94105

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 21, 2024, with respect to the consolidated financial statements of Senti Biosciences, Inc., incorporated herein by reference.

San Francisco, California
March 7, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.